UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2006

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01 Other Events.

    On May 11, 2006 TRC received notice that a complaint had been filed against it by Tower Manufacturing Corporation in the United States District Court for The District of Rhode Island, alleging infringement of its patent on a “Mini Appliance Current Interrupter.”  Tower is seeking an injunction and monetary damages.  TRC’s management intends to vigorously defend itself against these patent infringement claims.  In its press release that reported the filing of the suit, TRC’s management stated that it believes that the allegations are without merit and that the suit was filed in direct response to TRC’s patent infringement lawsuit that was filed on August 4, 2005 against Tower Manufacturing Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release issued May 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: May 16, 2006	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO